                       CONSENT OF INDEPENDENT ACCOUNTANTS






We hereby consent to the incorporation by reference in this registration statement on Form N-1A (Securities Act File No. 2-36429 and Investment Company Act File No. 811-2033) of our report dated July 23, 1999 on our audit of the financial statements and financial highlights of The Reserve Fund. We also consent to the reference to our firm under the captions "Financial Highlights" and "Custodian, Independent Accountant and Counsel".



                                        PricewaterhouseCoopers LLP



New York, New York
July 29, 1999